Exhibit 10.1

PUBLIC SERVICE COMPANY OF NEW MEXICO

$200,000,000

$115,000,000 5.44% Senior Unsecured Notes, Series A, due August 31, 2029
$50,000,000 5.82% Senior Unsecured Notes, Series B, due August 31, 2034
$35,000,000 6.12% Senior Unsecured Notes, Series C, due August 31, 2038

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NOTE PURCHASE AGREEMENT

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Dated August 19, 2026

TABLE OF CONTENTS

SECTION                     HEADING                      PAGE

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Section 22.8.	Jurisdiction and Process; Waiver of Jury Trial	41

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SCHEDULE A    —    Defined Terms

SCHEDULE 1-A    —    Form of 5.44% Senior Unsecured Note, Series A, due August 31, 2029

SCHEDULE 1-B    —    Form of 5.82% Senior Unsecured Note, Series B, due August 31, 2034

SCHEDULE 1-C    —    Form of 6.12% Senior Unsecured Note, Series C, due August 31, 2038

SCHEDULE 4.4(a)    —     Form of Opinions of Various Counsel for the Company

SCHEDULE 5.3    —    Disclosure Documents

SCHEDULE 5.4    —    Affiliates of the Company and Directors and Senior Officers

SCHEDULE 5.5    —    Financial Statements

SCHEDULE 5.15    —    Existing Indebtedness

SCHEDULE 14.3    —    Form of Tax Compliance Certificate

PURCHASER SCHEDULE    —    Information Relating to Purchasers

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PUBLIC SERVICE COMPANY OF NEW MEXICO
414 SILVER AVE. SW
ALBUQUERQUE, NEW MEXICO 87102

$115,000,000 5.44% Senior Unsecured Notes, Series A, due August 31, 2029
$50,000,000 5.82% Senior Unsecured Notes, Series B, due August 31, 2034
$35,000,000 6.12% Senior Unsecured Notes, Series C, due August 31, 2038

August 19, 2026

TO EACH OF THE PURCHASERS LISTED IN
    THE PURCHASER SCHEDULE HERETO:
Ladies and Gentlemen:
Public Service Company of New Mexico, a New Mexico corporation (the “Company”), agrees with each of the Purchasers as follows:
SECTION 1.    AUTHORIZATION OF NOTES.
The Company will authorize the issue and sale of (i) $115,000,000 aggregate principal amount of its 5.44% Senior Unsecured Notes, Series A, due August 31, 2029 (the “Series A Notes”), (ii) $50,000,000 aggregate principal amount of its 5.82% Senior Unsecured Notes, Series B, due August 31, 2034 (the “Series B Notes”) and (iii) $35,000,000 aggregate principal amount of its 6.12% Senior Unsecured Notes, Series C, due August 31, 2038 (the “Series C Notes”; collectively with the Series A Notes and the Series B Notes, the “Notes”). The Notes shall be substantially in the forms set out in Schedule 1-A, Schedule 1-B and Schedule 1-C, as applicable. Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 22.4 shall govern. References to “Series” of Notes shall refer to the Series A Notes, the Series B Notes, and the Series C Notes or all, as the context may require.
SECTION 2.    SALE AND PURCHASE OF NOTES.
Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and series specified opposite such Purchaser’s name in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Public Service Company of New Mexico    Note Purchase Agreement

SECTION 3.    CLOSING.
The execution and delivery of this Agreement will be made at the office of Chapman and Cutler LLP, 320 S. Canal Street, Chicago, Illinois 60606 on August 19, 2026 (the “Execution Date”).
The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 320 S. Canal Street, Chicago, Illinois 60606, at 7:00 a.m. Chicago time, on August 19, 2026 (the “Closing”). At the Closing the Company will deliver to each Purchaser the Notes of such Series to be purchased by such Purchaser in the form of a single Note of such Series (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company in accordance with the instructions delivered by the Company pursuant to Section 4.10. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s reasonable satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction.
SECTION 4.    CONDITIONS TO CLOSING.
Each Purchaser’s obligation to execute and deliver this Agreement on the Execution Date and the obligations of each Purchaser to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s reasonable satisfaction, prior to or at the Closing, of the following conditions:
    Section 4.1.    Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the Closing.
    Section 4.2.    Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing. Before and after giving effect to the issuance and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.
    Section 4.3.    Compliance Certificates.
    (a)    Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

Public Service Company of New Mexico    Note Purchase Agreement

(b)        Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and (ii) the Company’s organizational documents as then in effect.
Section 4.4.    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Troutman Pepper Locke LLP, counsel for the Company, and in-house legal counsel to the Company, covering the matters set forth in Schedule 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, covering such matters incident to such transactions as such Purchaser may reasonably request.
    Section 4.5.    Purchase Permitted by Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
    Section 4.6.    Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in the Purchaser Schedule.
    Section 4.7.    Payment of Special Counsel Fees. Without limiting Section 15.1, the Company shall have paid on or before the date of the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the date of the Closing.
    Section 4.8.    Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each Series of Notes.
    Section 4.9.    Changes in Corporate Structure. Other than transactions permitted by Section 10, the Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Public Service Company of New Mexico    Note Purchase Agreement

    Section 4.10.    Funding Instructions. At least five (5) Business Days prior to the date of the Closing, each Purchaser shall have received written wire transfer instructions signed by a Responsible Officer on letterhead of the Company including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited. Each Purchaser has the right, but not the obligation, upon written notice (which may be by email) to the Company, to elect to deliver a micro deposit (less than $50.00) to the account identified in the written instructions no later than two (2) Business Days prior to Closing. If a Purchaser delivers a micro deposit, a Responsible Officer must verbally verify the receipt and amount of the micro deposit to such Purchaser on a telephone call initiated by such Purchaser prior to Closing. The Company shall not be obligated to return the amount of the micro deposit, nor will the amount of the micro deposit be netted against the Purchaser’s purchase price of the Notes.
    Section 4.11.    Regulatory Approvals. The issue and sale of the Notes hereunder shall have been duly authorized by each regulatory authority whose consent or approval shall be required for the issue and sale of the Notes to such Purchaser and any orders issued pursuant thereto shall be in full force and effect as of the Closing and all appeal periods, if any, shall have expired; provided, however, that with respect to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction, satisfaction of the foregoing condition assumes the accuracy of the representations and warranties of the Purchasers contained in Section 6.1 of this Agreement. Such Purchaser shall have received copies of such consents, approvals or orders including a copy of the approval of the NMPRC authorizing this transaction.
    Section 4.12.    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.
SECTION 5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company represents and warrants to each Purchaser as of the Closing, that:
    Section 5.1.    Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

Public Service Company of New Mexico    Note Purchase Agreement

Section 5.2.    Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
    Section 5.3.    Disclosure. This Agreement, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company on or prior to August 5, 2026 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since June 30, 2026, there has been no change in the financial condition, operations, business, or properties of the Company or any Subsidiary except changes that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
    Section 5.4.    Organization; Affiliates. Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Company’s Affiliates and (ii) the Company’s directors and senior officers. The Company has no active Subsidiaries as of the date of this Agreement, other than a bankruptcy remote special purpose Subsidiary formed and operated for the limited purposes of a State Approved Securitization.
    Section 5.5.    Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).
    Section 5.6.    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, the violation of which would have or would be reasonably be expected to have a Material Adverse Effect, (ii) conflict with or result in a breach of any of the terms, conditions or provisions

Public Service Company of New Mexico    Note Purchase Agreement

of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.
    Section 5.7.    Governmental Authorizations, Etc. No consent, approval, authorization or order of, or registration, filing or declaration with, any Governmental Authority or body having jurisdiction over the Company is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes, except for (i) such approval by the NMPRC as has been obtained and (ii) required notice filings related to this Agreement with the SEC or the NMPRC; provided that with respect to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction, the foregoing representation and warranty assumes the accuracy of the representations and warranties of the Purchasers contained in Section 6.1 of this Agreement.
    Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders. (a) Except as disclosed in the Disclosure Documents, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
    (b)    Neither the Company nor any Subsidiary is (i) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (ii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
    Section 5.9.    Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate. The U.S. federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2023.
    Section 5.10.    Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section  5.5 or purported to have been acquired by the Company or any Subsidiary after such date

Public Service Company of New Mexico    Note Purchase Agreement

(except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.
    Section 5.11.    Licenses, Permits, Etc. Except as disclosed in the Disclosure Documents, the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.
    Section 5.12.    Compliance with Employee Benefit Plans. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability (other than liabilities for PBGC premiums that have been or will be paid in a timely manner) pursuant to Titles I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition relating to such employee benefit plans has occurred or exists that would, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Titles I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.
    (b)    The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the last valuation date for which results have been certified on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $70,000,000 in the case of any single Plan and by more than $70,000,000 in the aggregate for all Plans. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.
    (c)    The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.
    (d)    The present value (determined using actuarial and other assumptions which are reasonable with respect to the benefits provided and the employees participating) of the liability of the Company and each ERISA Affiliate for post-retirement welfare benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in section 3(1) of ERISA), net of all assets under all such Plans allocable to such benefits, are

Public Service Company of New Mexico    Note Purchase Agreement

reflected on the financial statements in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60.
    (e)    The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.
    (f)    The Company and its Subsidiaries do not have any Non-U.S. Plans.
    Section 5.13.    Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than sixty (60) Institutional Investors (including the Purchasers), each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.
    Section 5.14.    Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder for repayment of indebtedness, funding of capital expenditures, and general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
    Section 5.15.    Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all individual items of outstanding Indebtedness of the Company and its Subsidiaries that exceeds $40,000,000 (or in the case of Contingent Obligations, such Contingent Obligations guaranteeing or otherwise in respect of obligations that exceed $40,000,000 described in the definition of “Indebtedness”) as of June 30, 2026 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranty thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any

Public Service Company of New Mexico    Note Purchase Agreement

Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds $40,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
    (b)    Except as disclosed in Schedule 5.15 or as permitted in Section 10.6, neither the Company nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.
    (c)    Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as disclosed in Schedule 5.15.
    Section 5.16.    Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.
    (b)    Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.
    (c)    No part of the proceeds from the sale of the Notes hereunder:
(i)    constitutes or will constitute funds obtained on behalf of any Blocked Person in violation of applicable law or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person or any Sanctioned Jurisdiction in violation of applicable law, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;
(ii)    will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or
(iii)    will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case

Public Service Company of New Mexico    Note Purchase Agreement

which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.
    (d)    The Company has established procedures and controls which it reasonably believes are adequate (and otherwise in compliance with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.
    Section 5.17.    Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, the ICC Termination Act of 1995, or Section 204 of the Federal Power Act, nor is the Company or any Subsidiary a holding company for the purposes of the Public Utility Holding Company Act of 2005.
    Section 5.18.    Environmental Matters. Except as would not result or reasonably be expected to result in a Material Adverse Effect: (a) each of the real properties of the Company and its Subsidiaries and all operations at such real properties are in substantial compliance with all applicable Environmental Laws, (b) there is no undocumented or unreported violation of any Environmental Laws with respect to such real properties or the businesses operated by the Company and its Subsidiaries that the Company is aware of, and (c) to the Company’s knowledge, there are no conditions relating to such businesses or real properties that have given rise to or would reasonably be expected to give rise to a liability under any applicable Environmental Laws or to any Environmental Claim.
    Section 5.19.    Solvency. The Company is and, after the issuance of Notes and the consummation of the transactions contemplated by this Agreement, will be, Solvent.
SECTION 6.    REPRESENTATIONS OF THE PURCHASERS.
    Section 6.1.    Purchase for Investment. Each Purchaser severally represents that it is (a) purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control and (b) it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act). Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.
    Section 6.2.    Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:
    (a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption

Public Service Company of New Mexico    Note Purchase Agreement

(“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
    (b)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
    (c)    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
    (d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or
    (e)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the

Public Service Company of New Mexico    Note Purchase Agreement

conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
    (f)    the Source is a governmental plan; or
    (g)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
    (h)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.
SECTION 7.    INFORMATION AS TO COMPANY
    Section 7.1.    Financial and Business Information. The Company shall deliver to each Purchaser and each holder of a Note that is an Institutional Investor:
    (a)    Quarterly Statements — within sixty (60) days (or, if earlier, the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each Fiscal Quarter in each Fiscal Year of the Company (other than the last quarterly fiscal period of each such Fiscal Year), duplicate copies of
    (i)    a consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Quarter,
    (ii)    consolidated statements of income of the Company and its Subsidiaries, for such Fiscal Quarter and (in the case of the second and third quarters) for the portion of the Fiscal Year ending with such Fiscal Quarter, and
    (iii)    consolidated statements of changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for the portion of the Fiscal Year ending with such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial

Public Service Company of New Mexico    Note Purchase Agreement

Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;
    (b)    Annual Statements — within one hundred twenty (120) days (or, if earlier, the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each Fiscal Year of the Company, duplicate copies of
    (i)    a consolidated balance sheet of the Company and its Subsidiaries as at the end of such Fiscal Year, and
    (ii)    consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;
    (c)    SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice, proxy statement or similar document sent by the Company or any Subsidiary (x) to its creditors under any Material Credit Facility (excluding information sent to such creditors in the ordinary course of administration of a credit facility, such as information relating to pricing and borrowing availability) or (y) to its public Securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC;
    (d)    Notice of Default or Event of Default — promptly, and in any event within ten (10) days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

Public Service Company of New Mexico    Note Purchase Agreement

    (e)    Employee Benefits Matters — promptly, and in any event within ten (10) days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:
    (i)    with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof;
    (ii)    the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
    (iii)    any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;
    (f)    Debt Ratings — prompt notice of any change in its Debt Ratings; and
    (g)    Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including actual copies of the Company’s Form 10-Q and Form 10-K, if any, filed with the SEC) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such Purchaser or holder of a Note; provided that any such requested information is subject to the confidentiality provisions set forth in Section 20.
    Section 7.2.    Officer’s Certificate. In connection with each set of financial statements delivered to a Purchaser or holder of a Note pursuant to Section 7.1(a) or Section 7.1(b), the Company shall deliver on or before the deadline set forth in Section 7.1(a) or Section 7.1(b), as applicable, a certificate of a Senior Financial Officer:
    (a)    Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Section 10 during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements

Public Service Company of New Mexico    Note Purchase Agreement

that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence. In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;
    (b)    Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and
    (c)    Guarantors – setting forth a list of all Subsidiaries and other entities that are Guarantors and certifying that each Subsidiary or other entity that is required to be a Guarantor pursuant to Section 9.7 is a Guarantor, in each case, as of the date of such certificate of Senior Financial Officer.
    Section 7.3.    Visitation. The Company shall permit the representatives of each Purchaser and holder of a Note that is an Institutional Investor:
    (a)    No Default — if no Default or Event of Default then exists, at the expense of such Purchaser or holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and
    (b)    Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Public Service Company of New Mexico    Note Purchase Agreement

    Section 7.4.    Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:
    (a)    such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are delivered to each Purchaser or holder of a Note by e-mail at the e-mail address set forth in such Purchaser’s or holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company;
    (b)    the Company shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at https://www.pnm.com as of the date of this Agreement;
    (c)    such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each Purchaser and holder of Notes has free access; or
    (d)    the Company shall have timely filed any of the items referred to in Section 7.1(c) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each Purchaser and each holder of Notes has free access;
provided, however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 20 of this Agreement); provided, further, that in the case of any of clauses (b), (c) or (d), the Company shall have given each Purchaser and each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided, further, that upon request of any Purchaser or any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such Purchaser or such holder.
SECTION 8.        PAYMENT AND PREPAYMENT OF THE NOTES.
    Section 8.1.    Maturity. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.
    Section 8.2.    Optional Prepayments with Make-Whole Amount. (a)  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any

Public Service Company of New Mexico    Note Purchase Agreement

part of, the Notes of any Series, in an amount not less than 20% of the aggregate principal amount of the Notes of any Series to be prepaid then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than ten (10) days and not more than sixty (60) days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes of each Series to be prepaid on such date, the principal amount of each Note of each Series held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due with respect to each Series of Notes to be prepaid in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two (2) Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.
    (b)    Notwithstanding anything contained in this Section 8.2 to the contrary, if and so long as any Default or Event of Default shall have occurred and be continuing, any prepayment of the Notes pursuant to the provisions of Section 8.2(a) shall be allocated among all of the Notes of all Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.
    Section 8.3.    Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes of the Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.
    Section 8.4.    Maturity; Surrender, Etc.     In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
    Section 8.5.    Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes of any Series except (a) upon the payment or prepayment of the Notes of any Series in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes of any Series at the time outstanding upon the same terms and conditions, provided that if and so long as any Default or Event of Default

Public Service Company of New Mexico    Note Purchase Agreement

exists, such written offer shall be made pro rata to the holders of all Notes of all Series outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer and shall remain open for at least five (5) Business Days. If the holders of more than 20% of the principal amount of the Notes of the applicable Series then outstanding accept such offer, the Company shall promptly notify the remaining holders of such Series of Notes of such fact and the expiration date for the acceptance by holders of such Series of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least ten (10) Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
    Section 8.6.    Make-Whole Amount.
The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero; provided further that the Make-Whole Amount shall equal zero with respect to the relevant Series of Notes if such prepayment occurs (i) on or after the date which is August 1, 2029 in the case of the Series A Notes, (ii) on or after the date which is July 2, 2034 in the case of the Series B Notes and (iii) on or after the date which is June 2, 2038 in the case of the Series C Notes. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded

Public Service Company of New Mexico    Note Purchase Agreement

on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.
“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
    Section 8.7.    Change of Control.
    (a)    Notice of Change of Control. The Company will, within fifteen (15) Business Days after the occurrence of any Change of Control, give written notice (the “Change of Control Notice”) of such Change of Control to each holder of Notes. Such Change of Control Notice shall

Public Service Company of New Mexico    Note Purchase Agreement

contain and constitute an offer to prepay the Notes as described in Section 8.7(b) hereof and shall be accompanied by the certificate described in Section 8.7(e).
    (b)    Offer to Prepay Notes. The offer to prepay Notes contemplated by Section 8.7(a) shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, of the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such Change of Control Notice (the “Proposed Prepayment Date”). Such date shall be not fewer than thirty (30) days and not more than sixty (60) days after the date of delivery of the Change of Control Notice.
    (c)    Acceptance. Any holder of Notes may accept the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance to be delivered to the Company not fewer than ten (10) days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.
    (d)    Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes together with accrued and unpaid interest thereon but without any Make-Whole Amount or other premium. The prepayment shall be made on the Proposed Prepayment Date.
    (e)    Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of delivery of the Change of Control Notice, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount of each Note offered to be prepaid (which shall be 100% of the outstanding principal balance of each such Note); (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.7 required to be fulfilled prior to the giving of notice have been fulfilled; and (vi) in reasonable detail, the general nature and date of the Change of Control.
    Section 8.8.    Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Public Service Company of New Mexico    Note Purchase Agreement

SECTION 9.    AFFIRMATIVE COVENANTS.
From the Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that:
    Section 9.1.    Compliance with Laws. Without limiting Section 10.4, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
    Section 9.2.    Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.
    Section 9.3.    Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and provided, further, that this provision shall not apply to properties required to be closed, discontinued or abandoned pursuant to a law, legal order, mandate or requirement from the NMPRC or any other federal or state governmental authority or regulatory authority with the authority to regulate or oversee any aspect of the business of the Company or its Affiliates.
    Section 9.4.    Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, levies or claims payable by any of them, to the extent the same have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such

Public Service Company of New Mexico    Note Purchase Agreement

Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
    Section 9.5.    Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep its existence in full force and effect. Subject to Sections 10.2 and 10.3, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless dissolved or merged into the Company or a Wholly-Owned Subsidiary) and all Material rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.
    Section 9.6.    Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be. The Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Company will, and will cause each of its Subsidiaries to, continue to maintain such system.
    Section 9.7.    Guarantors. (a) The Company will (x) cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility (a “Subsidiary Guarantor”) and (y) use commercially reasonable efforts to cause any other entity that is not a Subsidiary that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under a Material Credit Facility (a “Non-Subsidiary Guarantor”; together with any other Non-Subsidiary Guarantors and any Subsidiary Guarantors, each a “Guarantor”) to concurrently therewith (or, if prior to the Closing, at Closing):
    (i)    enter into an agreement in form and substance satisfactory to the Required Holders providing for the guaranty by such Guarantor, on a joint and several basis with all other such Guarantors, of (x) the prompt payment in full when due of all amounts payable by the Company pursuant to the Notes (whether for principal, interest, Make-Whole Amount or otherwise) and this Agreement, including all indemnities, fees and expenses payable by the Company thereunder and (y) the prompt, full and faithful performance, observance and discharge by the Company of each and every covenant, agreement, undertaking and provision required pursuant to the Notes or this Agreement to be performed, observed or discharged by it (a “NPA Guaranty”); and
    (ii)    deliver the following to each Purchaser and holder of a Note:
    (A)    an executed counterpart of such NPA Guaranty;

Public Service Company of New Mexico    Note Purchase Agreement

    (B)    a certificate signed by an authorized responsible officer of such Guarantor containing representations and warranties on behalf of such Guarantor to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6, 5.7 and 5.16 of this Agreement (but with respect to such Guarantor and such NPA Guaranty rather than the Company);
    (C)    all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Guarantor and the due authorization by all requisite action on the part of such Guarantor of the execution and delivery of such NPA Guaranty and the performance by such Guarantor of its obligations thereunder; and
    (D)    an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Guarantor and such NPA Guaranty as the Required Holders may reasonably request.
    (b)    At the election of the Company and by written notice to each holder of Notes, any Guarantor may be discharged from all of its obligations and liabilities under its NPA Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (i) if such Guarantor is a guarantor or is otherwise liable for or in respect of any Material Credit Facility, then such Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Guarantor under its NPA Guaranty) under such Material Credit Facility, (ii) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (iii) no amount is then due and payable under such NPA Guaranty, (iv) if in connection with such Guarantor being released and discharged under any Material Credit Facility, any fee or other form of consideration is given to any holder of Indebtedness under such Material Credit Facility for such release, the holders of the Notes shall receive equivalent consideration substantially concurrently therewith and (v) each holder shall have received a certificate of a Responsible Officer certifying as to the matters set forth in clauses (i) through (iv).
    (c)    The failure of a Non-Subsidiary Guarantor to comply with Section 9.7(a)(i) or (ii) will constitute non-compliance by a Guarantor with this Section 9.7.
    Section 9.8.    Most Favored Lender. (a) If at any time after the date of this Agreement the Company amends or modifies any financial covenant or any event of default in the nature of a financial covenant (or the related definitions or provisions governing accounting terms) (each, a “Financial Covenant”) in any Material Credit Facility that is similar to any Financial Covenant now or hereafter included herein, or if a Financial Covenant is added to such Material Credit Facility (any such amended, modified or added Financial Covenant, a “Modified Covenant”), then the Company shall provide a Most Favored Lender Notice to each holder (or if prior to Closing, to the Purchasers) of the Notes, and such Financial Covenant herein shall be deemed to be amended, modified or added automatically without any further action on the part of the Company or any holder; provided that if such Modified Covenant is less restrictive on the Company, then the amendment, modification or addition to this Agreement shall take effect fifteen

Public Service Company of New Mexico    Note Purchase Agreement

(15) days after receipt of such Most Favored Lender Notice, unless the Required Holders notify the Company of their objection to such amendment, modification or addition within such fifteen (15) day period, in which case such amendment, modification or addition to this Agreement will not take effect; provided further that, notwithstanding the foregoing, no such amendment, modification or addition shall increase the ratio contained in Section 10.7 in excess of 0.65 to 1.00 (whether by amending the ratio, the related definitions or provisions governing accounting terms) without the consent of the Required Holders.
    (b)    Notwithstanding the foregoing, if a Default or an Event of Default then exists and the amendment, modification or addition of any Financial Covenant herein would make such provision less restrictive on the Company, then such Financial Covenant shall only be deemed automatically amended, modified or added at such time when such Default or Event of Default no longer exists, if such time should occur. Furthermore, if any fee or other consideration shall be given to the lenders under such Material Credit Facility in connection with a Modified Covenant, the equivalent of such fee or other consideration shall be given, pro rata, to the holders of the Notes; provided that no fee or other consideration shall be due if the Modified Covenant is made in connection with a renewal, restatement or extension of or entry into such Material Credit Facility.
(c)    “Most Favored Lender Notice” means, in respect of any Modified Covenant, a written notice to each of the holders of the Notes delivered promptly, and in any event within twenty (20) Business Days after the inclusion of such Modified Covenant in any Material Credit Facility (including by way of amendment or other modification of any existing provision thereof) from a Responsible Officer referring to the provisions of this Section 9.8 and setting forth a reasonably detailed description of such Modified Covenant (including any defined terms used therein) and related explanatory calculations, as applicable.
SECTION 10.    NEGATIVE COVENANTS.
From the Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that:
    Section 10.1.    Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.
    Section 10.2.    Consolidation and Merger. The Company will not (a) enter into any transaction of merger or (b) consolidate, liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, so long as no Default or Event of Default shall exist or be caused thereby, a Person may be merged or consolidated with or into the Company so long as the Company shall be the continuing or surviving Person.

Public Service Company of New Mexico    Note Purchase Agreement

Section 10.3.        Sale or Lease of Assets. The Company will not (nor will it permit its Subsidiaries to) sell, lease, transfer or otherwise dispose of, any of its assets (including all or substantially all of its assets, whether in one transaction or a series of related transactions) except (a) sales or transfers of accounts receivable and related rights to payment in connection with a State Approved Securitization and other sales and transfers of accounts receivable and related rights to payment so long as such other sales and transfers are non-recourse to the Company (other than with respect to Standard Securitization Undertakings) and are otherwise on commercially reasonable terms, (b) sales of assets (excluding those permitted in clause (a) hereof) for fair value, if the aggregate value of all such transactions in any calendar year, does not exceed 25% of the book value of Total Assets, as calculated as of the end of the most recent Fiscal Quarter and (c) the sale, lease, transfer or other disposition, at less than fair value, of any other assets, provided that the aggregate book value of such assets shall not exceed $20,000,000 in any calendar year.
    Section 10.4.    Line of Business. The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
    Section 10.5.    Economic Sanctions, Etc. The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or knowingly indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of any law or regulation applicable to such holder or (ii) is prohibited by any U.S. Economic Sanctions Laws.
    Section 10.6.    Liens. The Company will not (nor will it permit its Subsidiaries to) contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, securing any Indebtedness other than the following:
    (a)    Liens securing the Notes;
    (b)    Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);
    (c)    Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen’s, mechanics’, warehousemen’s, carrier’s, landlords’ and other nonconsensual statutory Liens which are not yet due and payable, which have been in existence less than ninety (90) days or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP

Public Service Company of New Mexico    Note Purchase Agreement

have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);
    (d)    pledges or deposits made in the ordinary course of business to secure payment of worker’s compensation insurance, unemployment insurance, pensions or social security programs;
    (e)    Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money);
    (f)    Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds;
    (g)    easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes;
    (h)    judgment Liens that would not constitute an Event of Default;
    (i)    Liens arising by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution;
    (j)    any Lien created or arising over any property which is acquired, constructed or created by the Company or its Subsidiaries, but only if (i) such Lien secures only principal amounts (not exceeding the cost of such acquisition, construction or creation) raised for the purposes of such acquisition, construction or creation, together with any costs, expenses, interest and fees incurred in relation thereto or a guarantee given in respect thereof, (ii) such Lien is created or arises on or before one hundred eighty (180) days after the completion of such acquisition, construction or creation, (iii) such Lien is confined solely to the property so acquired, constructed or created and any improvements thereto and (iv) the aggregate principal amount of all Indebtedness secured by such Liens shall not exceed $50,000,000 at any one time outstanding;
    (k)    any Lien on Margin Stock;
    (l)    the assignment of, or Liens on, accounts receivable and related rights to payment in connection with (i) a State Approved Securitization or (ii) any other accounts receivable securitization so long as such other securitization is non-recourse to the Company (other than with respect to Standard Securitization Undertakings) and is otherwise on commercially reasonable terms, and the filing of related financing statements under the Uniform Commercial Code of the applicable jurisdictions;

Public Service Company of New Mexico    Note Purchase Agreement

(m)    the assignment of, or Liens on, demand, energy or wheeling revenues, or on capacity reservation or option fees, payable to the Company with respect to any wholesale electric service or transmission agreements, the assignment of, or Liens on, revenues from energy services contracts, and the assignment of, or Liens on, capacity reservation or option fees payable to the Company with respect to asset sales permitted herein;
    (n)    any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Liens referred to in the foregoing clauses (a) through (m), for amounts not exceeding the principal amount of the Indebtedness secured by the Lien so extended, renewed or replaced, provided that such extension, renewal or replacement Lien is limited to all or a part of the same property or assets that were covered by the Lien extended, renewed or replaced (plus improvements on such property or assets);
    (o)    Liens on Property that is subject to a lease that is classified as an operating lease as of the date of the Closing, but which is subsequently converted into a capital lease;
    (p)    Liens securing obligations under Hedging Agreements entered into in the ordinary course of business and not for speculative purposes;
    (q)    Liens granted by bankruptcy remote special purpose Subsidiaries to secure stranded cost securitization bonds in connection with the San Juan Generating Station or any other energy-generating facility or property of the Company; and
    (r)    Liens on Property, in addition to those otherwise permitted by clauses (a) through (q) above, securing, directly or indirectly, Indebtedness or obligations arising pursuant to other agreements entered into in the ordinary course of business which do not exceed, in the aggregate at any one time outstanding, $50,000,000; provided that the Company and its Subsidiaries shall not secure pursuant to this Section 10.6(r) any Indebtedness outstanding under any Material Credit Facility unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form.
Section 10.7.    Financial Covenant. The Company shall not permit the ratio of (a) Consolidated Indebtedness to (b) Consolidated Capitalization to be greater than 0.65 to 1.0 as of the last day of any Fiscal Quarter.
SECTION 11.    EVENTS OF DEFAULT.
An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
    (a)    the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

Public Service Company of New Mexico    Note Purchase Agreement

    (b)    the Company defaults in the payment of any interest on any Note for more than five (5) Business Days after the same becomes due and payable; or
    (c)    the Company defaults in the performance of or compliance with any term contained in Section 7.1(d), Section 9.5 or Section 10; or
    (d)    the Company or any Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in any NPA Guaranty and such default is not remedied within thirty (30) days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or
    (e)    (i) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (ii) any representation or warranty made in writing by or on behalf of any Guarantor or by any officer of such Guarantor in any NPA Guaranty or any writing furnished in connection with such NPA Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or
    (f)    (i) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $40,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $40,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Significant Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $40,000,000 (or its equivalent in the relevant currency of payment), or (y) one or more Persons have the right to require the Company or any Significant Subsidiary so to purchase or repay such Indebtedness in an amount of at least $40,000,000; or
    (g)    the Company or any Significant Subsidiary (i) admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the

Public Service Company of New Mexico    Note Purchase Agreement

filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
    (h)    a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within sixty (60) days; or
    (i)    any event occurs with respect to the Company or any Significant Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or Section 11(h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or Section 11(h); or
    (j)    any final judgment or order for the payment of money aggregating in excess of $40,000,000 or one or more such judgments or orders in excess of $80,000,000 in the aggregate (or its equivalent in the relevant currency of payment), including any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within sixty (60) days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; or
    (k)    if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA, (iv) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (v) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans,

Public Service Company of New Mexico    Note Purchase Agreement

(vi) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vii) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, (viii) the Company or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (ix) the Company or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (ix) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect. As used in this Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or
    (l)    any NPA Guaranty shall cease to be in full force and effect, any Guarantor or any Person acting on behalf of any Guarantor shall contest in any manner the validity, binding nature or enforceability of any NPA Guaranty, or the obligations of any Guarantor under any NPA Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such NPA Guaranty.
SECTION 12.    REMEDIES ON DEFAULT, ETC.
    Section 12.1.    Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
    (b)    If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
    (c)    If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the

Public Service Company of New Mexico    Note Purchase Agreement

provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
    Section 12.2.    Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or NPA Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
    Section 12.3.    Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
    Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any NPA Guaranty or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.
SECTION 13.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.
    Section 13.1.    Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any

Public Service Company of New Mexico    Note Purchase Agreement

amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.
    Section 13.2.    Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten (10) Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1-A, Schedule 1-B or Schedule 1-C, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a Series, one Note of such Series may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.
    Section 13.3.    Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
    (a)    in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
    (b)    in the case of mutilation, upon surrender and cancellation thereof, within ten (10) Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Public Service Company of New Mexico    Note Purchase Agreement

SECTION 14.    PAYMENTS ON NOTES.
    Section 14.1.    Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Wells Fargo Bank, National Association in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
    Section 14.2.    Payment by Wire Transfer. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.
    Section 14.3.    FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder (and the Company agrees that under current FATCA regulations in place as of the date of this Agreement as originally executed, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, as well as a U.S. Tax Compliance Certificate substantially in the form of Schedule 14.3 attached hereto, in both cases completed and executed, shall satisfy this requirement). Nothing in this Section 14.3 shall require any holder to provide information that is confidential or

Public Service Company of New Mexico    Note Purchase Agreement

proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential. Notwithstanding any other provision of this Agreement, the Company or its agent shall be entitled to make a deduction or withholding from any payment which it makes under this Agreement for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the holder failing to satisfy any certification or other requirements in respect of the Notes, in which event the Company or its agent shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.
SECTION 15.    EXPENSES, ETC.
    Section 15.1.    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any NPA Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any NPA Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any NPA Guaranty or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any NPA Guaranty and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $5,000 per Series of Note. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).
The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.
    Section 15.2.    Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the

Public Service Company of New Mexico    Note Purchase Agreement

enforcement of this Agreement or any NPA Guaranty or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company or any Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or any NPA Guaranty or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.
    Section 15.3.    Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any NPA Guaranty or the Notes, and the termination of this Agreement.
SECTION 16.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a validly transferred Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any NPA Guaranty embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.
SECTION 17.    AMENDMENT AND WAIVER.
    Section 17.1.    Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:
    (a)    no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and
    (b)    no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i)  subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x)  interest on the Notes or (y)  the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that

Public Service Company of New Mexico    Note Purchase Agreement

appear in Section 4, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 12, 17 or 20.
    Section 17.2.    Solicitation of Holders of Notes.
    (a)    Solicitation. The Company will provide each Purchaser and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser or such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any NPA Guaranty. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any NPA Guaranty to each Purchaser and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.
    (b)    Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof or of any NPA Guaranty or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and each holder of a Note even if such Purchaser or holder did not consent to such waiver or amendment.
    (c)    Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, (ii) any Subsidiary or any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.
    Section 17.3.    Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 or any NPA Guaranty applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchaser or holder of a Note and no delay in exercising any rights hereunder or under any Note or NPA Guaranty shall operate as a waiver of any rights of any holder of such Note.
    Section 17.4.    Notes Held by Company, Etc. Solely for the purpose of determining whether the Purchasers or holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given

Public Service Company of New Mexico    Note Purchase Agreement

under this Agreement, any NPA Guaranty or the Notes, or have directed the taking of any action provided herein or in any NPA Guaranty or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.
SECTION 18.    NOTICES.
Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent:
    (i)    if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,
    (ii)    if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or
    (iii)    if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Treasurer of the Company, or at such other address as the Company shall have specified to the holder of each Note in writing.
Notwithstanding the foregoing, any notices or communications to be provided by the Company hereunder may be delivered to each Purchaser or its nominee by electronic delivery at the e-mail address set forth for such Purchaser or nominee in the Purchaser Schedule, or, for each Purchaser or its nominee or any holder of a Note, to the e-mail address as communicated from time to time in a separate writing delivered to the Company.
Notices under this Section 18 will be deemed given only when actually received.
SECTION 19.    REPRODUCTION OF DOCUMENTS.
This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves) and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such

Public Service Company of New Mexico    Note Purchase Agreement

reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
SECTION 20.    CONFIDENTIAL INFORMATION.
For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf or any Person from whom such disclosure would, to the knowledge of such Purchaser, violate a duty of confidentiality to the Company or any Subsidiary, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or any Person from whom such disclosure would, to the knowledge of such Purchaser, violate a duty of confidentiality to the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any NPA Guaranty. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such

Public Service Company of New Mexico    Note Purchase Agreement

holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.
In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.
SECTION 21.    SUBSTITUTION OF PURCHASER.
Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.
SECTION 22.    MISCELLANEOUS.
    Section 22.1.    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.
    Section 22.2.    Accounting Terms. (a) All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP and (ii)  all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this

Public Service Company of New Mexico    Note Purchase Agreement

Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.
    (b)    If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement (including the financial covenant contained in Section 10.7), and either the Company or the Required Holders shall so request, the holders of Notes and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Holders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the holders of Notes financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
    Section 22.3.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
    Section 22.4.    Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless

Public Service Company of New Mexico    Note Purchase Agreement

otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
    Section 22.5.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement. The parties agree to electronic contracting and signatures with respect to this Agreement and any other agreement or instrument hereunder (other than the Notes). Delivery of an electronic signature to, or a signed copy of, this Agreement and any other agreement or instrument delivered hereunder (other than the Notes) by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and any other agreement or instrument delivered hereunder shall be deemed to include electronic signatures, the electronic matching of assignment terms (other than the Notes) and contract formations on electronic platforms approved by the Issuer, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
    Section 22.6.    Regulatory Statement. Pursuant to the terms of an order issued by the NMPRC and a stipulation that has been approved by the NMPRC, the Company is required to include the following separateness covenants in any debt instrument:
    (a)    The Company and its corporate parent, the Parent, are being operated as separate corporate and legal entities. In agreeing to make loans to Parent, Parent’s lenders are relying solely on the creditworthiness of Parent based on the assets owned by Parent, and the repayment of any loan to Parent will be made solely from the assets of Parent and not from any assets of the Company; and the Parent’s lenders will not take any steps for the purpose of procuring the appointment of an administrative receiver or the making of an administrative order for instituting any bankruptcy, reorganization, insolvency, wind up or liquidation or any like proceeding under applicable law in respect of the Company.
    (b)    Notwithstanding any of the foregoing set forth in this Section 22.6, the Company and the holders hereby acknowledge and agree that (i) this Agreement and the Notes evidence Indebtedness of the Company and not of the Parent, (ii) the holders are not, and shall not at any time be deemed to be, “Parent’s lenders” under this Agreement and the Notes, (iii) as set forth in this Agreement and the Notes, the Company is responsible for the repayment of all amounts outstanding hereunder, and (iv) the holders of Notes reserve all rights to pursue any and all remedies available at law and otherwise (including in

Public Service Company of New Mexico    Note Purchase Agreement

bankruptcy) should the Company breach any of its obligations under this Agreement and/or the Notes.
    Section 22.7.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
    Section 22.8.    Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
    (b)    The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.8(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.
    (c)    The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
    (d)    Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

Public Service Company of New Mexico    Note Purchase Agreement

(e)        THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.
* * * * *

Public Service Company of New Mexico    Note Purchase Agreement

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

    Very truly yours,

    PUBLIC SERVICE COMPANY OF NEW MEXICO

    By /s/ Sabrina G. Greinel
    Name: Sabrina G. Greinel
    Title:     Vice President, Treasurer and
        Strategy

[Signature Page to Note Purchase Agreement]

Public Service Company of New Mexico    Note Purchase Agreement
This Agreement is hereby
accepted and agreed to as
of the date hereof.

JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
By:    PPM America, Inc., as attorney in fact, on behalf of Jackson National Life Insurance Company of New York

By /s/ Alex Andreoli
Name: Alex Andreoli
Title: Assistant Vice President

JACKSON NATIONAL LIFE INSURANCE COMPANY
By:    PPM America, Inc., as attorney in fact, on behalf of Jackson National Life Insurance Company

By /s/ Alex Andreoli
Name: Alex Andreoli
Title: Assistant Vice President

JNL FBO JHUSA TRUST
By:    PPM America, Inc. its investment adviser

By /s/ Alex Andreoli
Name: Alex Andreoli
Title: Assistant Vice President

[Signature Page to Note Purchase Agreement]

Public Service Company of New Mexico    Note Purchase Agreement
This Agreement is hereby
accepted and agreed to as
of the date hereof.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York domiciled life insurance company
By:    Nuveen Alternatives Advisors LLC, a Delaware limited liability company, its investment manager

By /s/ Haider Ali
Name: Haider Ali
Title: Director
[Signature Page to Note Purchase Agreement]

Public Service Company of New Mexico    Note Purchase Agreement
This Agreement is hereby
accepted and agreed to as
of the date hereof.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By: Barings LLC as Investment Adviser

By /s/ Benjamin Jones
Name: Benjamin Jones
Title: Managing Director

BRIGHTHOUSE LIFE INSURANCE COMPANY
By: Brighthouse Services, LLC, as adviser
By: Barings LLC, as Investment Adviser

By /s/ Benjamin Jones
Name: Benjamin Jones
Title: Managing Director
[Signature Page to Note Purchase Agreement]

Public Service Company of New Mexico    Note Purchase Agreement
This Agreement is hereby
accepted and agreed to as
of the date hereof.

METLIFE REINSURANCE COMPANY OF HAMILTON, LTD.
By: MetLife Investment Management, LLC, Its Investment Manager

METROPOLITAN TOWER LIFE INSURANCE COMPANY
By: MetLife Investment Management, LLC, Its Investment Manager

METROPOLITAN TOWER LIFE INSURANCE COMPANY
By: MetLife Investment Management, LLC, Its Investment Manager

By: /s/ Shaun Oliver
Name: Shaun Oliver
Title: Authorized Signatory
[Signature Page to Note Purchase Agreement]

Public Service Company of New Mexico    Note Purchase Agreement

This Agreement is hereby
accepted and agreed to as
of the date hereof.

STATE FARM LIFE INSURANCE COMPANY

By: /s/ Rebekah L. Holt
Name: Rebekah L. Holt
Title: Investment Professional

By: /s/ Michelle K. Marsh
Name: Michelle K. Marsh
Title: Investment Professional

STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY

By: /s/ Rebekah L. Holt
Name: Rebekah L. Holt
Title: Investment Professional

By: /s/ Michelle K. Marsh
Name: Michelle K. Marsh
Title: Investment Professional

STATE FARM INSURANCE COMPANIES EMPLOYEE RETIREMENT TRUST

By: /s/ Rebekah L. Holt
Name: Rebekah L. Holt
Title: Authorized Signer

By: /s/ Michelle K. Marsh
Name: Michelle K. Marsh
Title: Authorized Signer

[Signature Page to Note Purchase Agreement]

DEFINED TERMS
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Acceptable Rating Agency” means S&P, Moody’s or other nationally recognized statistical ratings organization so designated by the SEC, in each case, whose status has been confirmed by the SVO.
“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
“Agreement” means this Note Purchase Agreement, including all Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.
“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.
“Authorized Officer” means any of the president, chief executive officer, chief financial officer or treasurer of the Company.
“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.
“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity or organization that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or otherwise beneficially owned fifty percent (50%) or more by, controlled by or acting on behalf of, directly or indirectly, any one or more Person(s), entity or organization described in clause (a) or (b) or a Sanctioned Jurisdiction.
“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.
SCHEDULE A
(to Note Purchase Agreement)

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
“Capital Stock” means (a) in the case of a corporation, all classes of capital stock of such corporation, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, membership interests and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; including, in each case, all warrants, rights or options to purchase any of the foregoing.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, promulgation, implementation or application thereof by any Governmental Authority, (c) the adoption or taking effect of any request, rule, guideline, policy or directive (whether or not having the force of law) by any Governmental Authority or (d) any change in any request, rule, guideline, policy or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Change of Control” means the failure of the Parent to own and control more than 50% of the Voting Stock of the Company.
“Closing” is defined in Section 3.
“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.
“Company” is defined in the first paragraph of this Agreement.
“Confidential Information” is defined in Section 20.
“Consolidated Capitalization” means the sum of (a) all of the shareholders’ equity or net worth of the Company and its Subsidiaries, as determined in accordance with GAAP plus (b) Consolidated Indebtedness minus (c) Securitization Equity.
“Consolidated Indebtedness” means, as of any date of determination, with respect to the Company and its Subsidiaries on a consolidated basis, the difference of (a) an amount equal to all Indebtedness of the Company and its Subsidiaries as of such date (other than reimbursement obligations of the Borrower and its Subsidiaries with respect to surety bonds in an aggregate amount not to exceed $500,000) minus (b) Non-Recourse Securitization Indebtedness.
“Contingent Obligation” means, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligations (the “primary obligation”) of another Person (the “primary obligor”), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to the Company and its Subsidiaries, the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation of any Person shall be deemed to be an amount equal to the maximum amount of such Person’s liability with respect to the stated or determinable amount of the primary obligation for which such Contingent Obligation is incurred or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.
“Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates.
“Debt Rating” means the long-term unsecured senior non-credit enhanced debt rating of the Company by an Acceptable Rating Agency.
“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
“Default Rate” means, with respect to any series of Notes, that rate of interest as defined in the first paragraph of the Notes of such Series.
“Disclosure Documents” is defined in Section 5.3.
“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Laws or relating to any permit issued, or any approval given, under any such Environmental Laws (collectively, “Claims”), including (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Laws and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.
“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
“Event of Default” is defined in Section 11.
“Execution Date” is defined in Section 3.
“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.
“Financial Covenant” is defined in Section 9.8(a).
“Fiscal Quarter” means each of the calendar quarters ending as of the last day of each March, June, September and December.
“Fiscal Year” means the calendar year ending December 31.
“GAAP” means (a) generally accepted accounting principles as in effect from time to time in the United States of America and (b) for purposes of Section 9.6, with respect to any Subsidiary,

generally accepted accounting principles (including International Financial Reporting Standards, as applicable) as in effect from time to time in the jurisdiction of organization of such Subsidiary.
“Guarantor” is defined in Section 9.7.
“Governmental Authority” means
    (a)    the government of
    (i)    the United States of America or any state or other political subdivision thereof, or
    (ii)    any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
    (b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person:
    (a)    to purchase such indebtedness or obligation or any property constituting security therefor;
    (b)    to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;
    (c)    to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or
    (d)    otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.
“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.
“Hedging Agreements” means, collectively, interest rate protection agreements, equity index agreements, foreign currency exchange agreements, option agreements or other interest or exchange rate or commodity price hedging agreements (other than forward contracts for the delivery of power or gas written by the Company to its jurisdictional and wholesale customers in the ordinary course of business).
“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.
“INHAM Exemption” is defined in Section 6.2(e).
“Indebtedness” means, with respect to any Person (without duplication), (a) all indebtedness and obligations of such Person for borrowed money or in respect of loans or advances of any kind, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers’ acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (d) all obligations of such Person to pay the deferred purchase price of property or services, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (f) all obligations of such Person as lessee under leases that are or are required to be, in accordance with GAAP, recorded as capital leases, to the extent such obligations are required to be so recorded, (g) the net termination obligations of such Person under any Hedging Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date in accordance with the applicable rules under GAAP, (h) all Contingent Obligations of such Person, (i) all obligations and liabilities of such Person incurred in connection with any transaction or series of transactions providing for the financing of assets through one or more securitizations or in connection with, or pursuant to, any synthetic lease or similar off-balance sheet financing, (j) the aggregate amount of uncollected accounts receivable of such Person subject at the time of determination to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP) and (k)  all indebtedness referred to in clauses (a) through (j) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person.
“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.
“Lien” means any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing.
“Make-Whole Amount” is defined in Section 8.6.
“Margin Stock” has the meaning ascribed to such term in Regulation U.
“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes or (c) the validity or enforceability of this Agreement or the Notes, provided, however, that a Material Adverse Effect shall not include the effect of the shutdown or closure of the San Juan Generating Station or the Four Corners Power Plant, provided that the Company remains in compliance with Section 10.7 of this Agreement.
“Material Credit Facility” means, as to the Company and its Subsidiaries,
    (a)    the Seventh Amendment to and Restatement of Credit Agreement dated as of April 1, 2024, as amended by the Eighth Amendment dated December 19, 2025, among the Company, the lenders identified therein, and Wells Fargo Bank, National Association, as administrative agent, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;
    (b)    the Amended and Restated Credit Agreement dated as of July 25, 2025 among the Company, the lenders identified therein, U.S. Bank National Association, as administrative agent, and BOKF, NA dba Bank Of Albuquerque, as syndication agent.
    (c)    the Term Loan Agreement dated as of November 10, 2025 among the Company, the lenders identified therein and U.S. Bank National Association, as administrative agent, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;
    (d)    the Term Loan Agreement dated as of July 21, 2026 among the Company, the lender parties therein and Canadian Imperial Bank of Commerce, New York Branch, as administrative agent, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;
    (e)    the Note Purchase Agreement dated as of July 28, 2017 among the Company and the holders of the notes issued thereunder, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;
    (f)    the Note Purchase Agreement dated as of April 30, 2020 among the Company and the holders of the notes issued thereunder, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;
    (g)    the Note Purchase Agreement dated as of July 14, 2021 among the Company and the holders of the notes issued thereunder, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;
    (h)    the Note Purchase Agreement dated as of September 23, 2021 among the Company and the holders of the notes issued thereunder, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;
    (i)    the Note Purchase Agreement dated as of April 28, 2023 among the Company and the holders of the notes issued thereunder, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;
(j)        the Note Purchase Agreement dated as of April 23, 2025 among the Company and the holders of the notes issued thereunder, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;
(k)    the Note Purchase Agreement dated as of July 31, 2025 among the Company and the holders of the notes issued thereunder, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; and
    (l)    any other agreement(s) creating or evidencing indebtedness for borrowed money (other than indebtedness owed to affiliates of the Company) entered into on or after the date of this Agreement by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than (i) $75,000,000 for the purposes of Section 9.8 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency) or (ii) $40,000,000 for all other provisions under this Agreement (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.
“Maturity Date” is defined in the first paragraph of each Note.
“Modified Covenant” is defined in Section 9.8(a).
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Most Favored Lender Notice” is defined in Section 9.8(c).
“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
“NAIC” means the National Association of Insurance Commissioners.
“NMPRC” means the New Mexico Public Regulation Commission or any successor commission.
“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment and (b) is not subject to ERISA or the Code.
“Non-Recourse Securitization Indebtedness” means, as of any date of determination, all Indebtedness related to State Approved Securitizations up to a maximum amount of $750,000,000 at any one time; provided that such Indebtedness is non-recourse to the Company, other than with respect to Standard Securitization Undertakings.
“Non-Subsidiary Guarantor” is defined in Section 9.7(a).
“Notes” is defined in Section 1.
“NPA Guaranty” is defined in Section 9.7(a).
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
“Parent” means TXNM Energy Inc., a New Mexico corporation.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.
“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five (5) years, has been established or maintained, or to which contributions are or, within the preceding five (5) years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
“Property” means any right, title or interest in or to any property or asset of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
“PTE” is defined in Section 6.2(a).
“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.
“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.
“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
“QPAM Exemption” is defined in Section 6.2(d).
“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means, at any time, (a) prior to the Closing, the Purchasers, and (b) on or after the date of the Closing, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
“Sanctioned Jurisdiction” means, at any time, a country or territory which is itself subject to or the target of any comprehensive country-wide sanctions under U.S. Economic Sanctions Laws (as opposed to individual, entity or other list-based sanctions).
“S&P” means S&P Global Ratings, and its successors.
“SEC” means the Securities and Exchange Commission of the United States of America.
“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Securitization Equity” means, as of any date of determination, with respect to a Subsidiary of the Company formed for the purpose of entering into a State Approved Securitization, all of the equity of such Subsidiary, as determined in accordance with GAAP.
“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.
“Series” is defined in Section 1.
“Series A Notes” is defined in Section 1.
“Series B Notes” is defined in Section 1.
“Series C Notes” is defined in Section 1.
“Significant Subsidiary” means at any time any Subsidiary that would at such time constitute a “significant subsidiary” (as such term is defined in Regulation S-X of the SEC as in effect on the date of this Agreement) of the Company.
“Solvent” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, Contingent Obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such

Person’s assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities of such Person and (e) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured.
“Source” is defined in Section 6.2.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or a Subsidiary thereof that are reasonably customary in non-recourse securitization transactions.
“State Approved Securitization” means a securitization financing entered into by the Company pursuant to existing or future New Mexico statutory authority and regulatory approval by the NMPRC authorizing the imposition on electric customers of a charge to permit the recovery over time of costs identified by a financing order issued by the NMPRC pursuant to statutory authority, so long as such securitization financing is non-recourse to the Company (other than with respect to Standard Securitization Undertakings).
“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.
“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Any reference to a Subsidiary of the Company herein shall not include a Subsidiary that is inactive, has minimal or no assets and does not generate revenues. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
“Substitute Purchaser” is defined in Section 21.
“SVO” means the Securities Valuation Office of the NAIC.
“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.
“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct

Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.
“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.
“Voting Stock” means the Capital Stock of a Person that is then outstanding and normally entitled to vote in the election of directors and other securities of such Person convertible into or exercisable for such Capital Stock (whether or not such securities are then currently convertible or exercisable).
“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

[FORM OF SERIES A NOTE]
PUBLIC SERVICE COMPANY OF NEW MEXICO
5.44% SENIOR UNSECURED NOTE, SERIES A, DUE AUGUST 31, 2029
No. [_____]    [Date]
$[_______]    PPN 744542 G#2

FOR VALUE RECEIVED, the undersigned, PUBLIC SERVICE COMPANY OF NEW MEXICO (herein called the “Company”), a corporation organized and existing under the laws of the State of New Mexico, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on August 31, 2029 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 5.44% per annum from the date hereof, payable semiannually, on the 28th day of February and 31st day of August in each year, commencing with February 28, 2027, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 7.44% or (ii) 2.00% over the rate of interest publicly announced by Wells Fargo Bank, National Association from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand) (the “Default Rate”).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Wells Fargo Bank, National Association or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Unsecured Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated August 19, 2026 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the
SCHEDULE 1-A
(to Note Purchase Agreement)

transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

    PUBLIC SERVICE COMPANY OF NEW MEXICO

    By __________________________________

1-A-2

[FORM OF SERIES B NOTE]
PUBLIC SERVICE COMPANY OF NEW MEXICO
5.82% SENIOR UNSECURED NOTE, SERIES B, DUE AUGUST 31, 2034
No. [_____]    [Date]
$[_______]    PPN 744542 H*5

FOR VALUE RECEIVED, the undersigned, PUBLIC SERVICE COMPANY OF NEW MEXICO (herein called the “Company”), a corporation organized and existing under the laws of the State of New Mexico, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on August 31, 2034 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 5.82% per annum from the date hereof, payable semiannually, on the 28th day of February and 31st day of August in each year, commencing with February 28, 2027, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 7.82% or (ii) 2.00% over the rate of interest publicly announced by Wells Fargo Bank, National Association from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Wells Fargo Bank, National Association or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Unsecured Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated August 19, 2026 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the
SCHEDULE 1-B
(to Note Purchase Agreement)

transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

    PUBLIC SERVICE COMPANY OF NEW MEXICO

    By ___________________________________

1-B-2

[FORM OF SERIES C NOTE]
PUBLIC SERVICE COMPANY OF NEW MEXICO
6.12% SENIOR UNSECURED NOTE, SERIES C, DUE AUGUST 31, 2038
No. [_____]    [Date]
$[_______]    PPN 744542 H@3

FOR VALUE RECEIVED, the undersigned, PUBLIC SERVICE COMPANY OF NEW MEXICO (herein called the “Company”), a corporation organized and existing under the laws of the State of New Mexico, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on August 31, 2038 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 6.12% per annum from the date hereof, payable semiannually, on the 28th day of February and 31st day of August in each year, commencing with February 28, 2027, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 8.12% or (ii) 2.00% over the rate of interest publicly announced by Wells Fargo Bank, National Association from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Wells Fargo Bank, National Association or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Unsecured Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated August 19, 2026 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the
SCHEDULE 1-C
(to Note Purchase Agreement)

transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

    PUBLIC SERVICE COMPANY OF NEW MEXICO

    By ___________________________________

1-C-2

SCHEDULE 4.4(a)
FORM OF OPINION OF IN-HOUSE COUNSEL TO THE COMPANY
The following opinions are to be provided by in-house counsel to the Company, pursuant to New Mexico law, subject to customary assumptions, limitations and qualifications. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Note Purchase Agreement.
    1.    The Company is a corporation validly existing and in good standing under the laws the State of New Mexico.
    2.     The Company has the corporate power and execute, deliver and perform its obligations under the Note Purchase Agreement and the Notes, and the Company has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Note Purchase Agreement and the Notes.
    3.    The Company has duly executed and delivered the Note Purchase Agreement and the Notes.
    4.    Other than the Company’s filing with the NMPRC, and the NMPRC’s approval, of the transactions contemplated by the Note Purchase Agreement, which have previously been made and obtained, no consent, approval or authorization of, or filing with, any governmental authority of the State of New Mexico applicable to the Company is required in connection with the execution, delivery or performance of the Note Purchase Agreement and the Notes by the Company, except (i) as have been previously made or obtained and (ii) filings which are necessary in order to release liens not permitted by the Note Purchase Agreement.
    5.    The execution, delivery and performance by the Company of the Note Purchase Agreement and the Notes do not (i) violate the articles of incorporation or bylaws of the Company, (ii) violate any applicable law or regulation of the State of New Mexico, (iii) violate or constitute a default under any order, decree, injunction or judgment (each an “Order”) or under any material indenture, credit agreement, mortgage, deed of trust, contract or other agreement or instrument (each an “Agreement”), in each case known to me and to which the Company is a party or by which the Company or its properties may be bound or (iv) to my knowledge, result in the creation or imposition of any Lien on any asset of the Company pursuant to the terms of any Order or Agreement.
    6.    To my knowledge, after making reasonable inquiry of other members of the law department of the Company, and except as disclosed in the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2025, there are no actions, suits or legal, equitable, arbitration or administrative proceedings pending or threatened against the Borrower that (a) draw into question the validity of the Note Purchase Agreement or the Notes or (b) would have or would be reasonably expected to have a Material Adverse Effect.

SCHEDULE 4.4(a)
(to Note Purchase Agreement)

FORM OF OPINION OF SPECIAL COUNSEL
FOR THE COMPANY
The following opinions are to be provided by the special counsel of the Company, pursuant to New York and federal law, subject to customary assumptions (including assumptions regarding matters covered by the opinion of Company counsel), limitations and qualifications. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Note Purchase Agreement.
    1.    Each of the Note Purchase Agreement and the Notes constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance its terms under the laws of the State of New York.
    2.        No consent, approval or authorization of or filing with, any Governmental Authority of the State of New York or the United States that, in each case, is applicable to the Company is required for the execution, delivery or performance by the Company of the Note Purchase Agreement or the Notes, except (i) as have been previously made or obtained and (ii) filings which are necessary in order to release liens not permitted by the Note Purchase Agreement, if any.
    3.    The Company is not required to be registered under the Investment Company Act of 1940, as amended.
    4.    No registration under the Securities Act of 1933, as amended, of the Notes, and no qualification of an Indenture under the Trust Indenture Act of 1939, as amended, in respect of the Notes, is required for the offer and sale of the Notes in the manner contemplated by the Note Purchase Agreement, it being understood that no opinion is expressed as to any subsequent resale of any Notes.
    5.    Neither the execution and delivery by the Company of the Note Purchase Agreement or the Notes, nor the performance by the Company of its obligations thereunder violates any statute or regulation of New York or United States federal law (including Regulation T, U or X of the Board of Governors of the United States Federal Reserve System) that is applicable to the Company.

S-4.4(a2

SCHEDULE 5.3
DISCLOSURE DOCUMENTS
PUBLIC SERVICE COMPANY OF NEW MEXICO

IntraLinks Items:
Cover Letter (June 2, 2026) Cover Letter (July 23, 2026)
PNM Note Purchase Agreement (June 3, 2026)
PNM Note Purchase Agreement – Redline (June 3, 2026) PNM Note Purchase Agreement – Redline (July 23, 2026)
Investor Call Presentation (June 4, 2026) Supplemental Investor Slides (July 23, 2026)

Financial Statements Listed in Schedule 5.5
SEC Filings: PNM’s Annual Reports on Form 10-K for the years ended December 31, 2023-2025, PNM’s Quarterly Report for the quarterly period ended June 30, 2026, and Current Reports on Form 8-K filed to date in 2026 prior to August 5, 2026 are all available on the following link:
http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000081023&owner=exclude&count=40&hidefilings=0

SCHEDULE 5.3
(to Note Purchase Agreement)

SCHEDULE 5.4

AFFILIATES; DIRECTORS AND OFFICERS
The Company’s Subsidiaries (as defined):
PNM Energy Transition Bond Company I, LLC is bankruptcy remote special purpose entity formed and operated for the limited purposes of a State Approved Securitization.

i)    The Company’s Affiliates1, other than Subsidiaries (as defined):

a)    TXNM Energy, Inc.
b)    TNP Enterprises, Inc.
c)    Texas-New Mexico Power Company
d)    PNMR Services Company
e)    PNMR Development and Management Corporation
f)    Luna Power Company, LLC
g)    New Mexico PPA Corporation (f/k/a NM Capital Utility Corporation)

ii)    The Company’s Directors and Officers:

a)    Directors:
        Patricia K. Collawn, Chairman
        Monique M. Jacobson, Director
        Henry E. Monroy, Director
        Joseph D. Tarry, Director

b)    Officers:
Gerald R. Bischoff, Vice President and Corporate Controller
Wesley W. Gray, Vice President, PNM Operations and Engineering
Sabrina G. Greinel, Vice President, Treasurer and Strategy
Brian G. Iverson, General Counsel, Senior Vice President Regulatory and Public Policy, and Corporate Secretary
Monique M. Jacobson, Senior Vice President, Corporate Services
Kathleen Larese, Vice President, Customer Operations
Sheila M. Mendez, Vice President and Chief Information Officer
Henry E. Monroy, Senior Vice President and Chief Financial Officer
1 List does not include inactive Affiliates.
SCHEDULE 5.4
(to Note Purchase Agreement)

Kyle T. Sanders, Vice President, Regulatory
Joseph D. Tarry, President and Chief Executive Officer
Becky R. Teague, Vice President, Human Resources
Omni B. Warner, Senior Vice President, PNM Operations
Laurie Williams, Senior Vice President, PNM Integrated Planning and Transmission Development

5.4-2

SCHEDULE 5.5

FINANCIAL STATEMENTS OF PUBLIC SERVICE COMPANY OF NEW MEXICO
CONTAINED IN THE FOLLOWING SEC FILINGS:

Date Filed	SEC Filings	Description
02/29/2024	10-K	Annual Report for year ended 12/31/23
02/28/2025	10-K	Annual Report for year ended 12/31/24
02/27/2026	10-K	Annual Report for year ended 12/31/26
05/01/2026	10-Q	Quarterly Report for period ended 3/31/26
07/31/2026	10-Q	Quarterly Report for period ended 6/30/26
Available on the following link:

http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000081023&owner=exclude&count=40&hidefilings=0
5.5-1

SCHEDULE 5.15
EXISTING INDEBTEDNESS OF THE COMPANY AT JUNE 30, 20262

Description	Principal Outstanding (000s)	Interest Rate	Year Issued	Final Maturity Date	Tax Exempt Mandatory Put Date
Farmington PCBs, 2016 Series A	$46,000	2.150%	2021	4/1/2033
Farmington PCBs, 2016 Series B	$100,000	2.150%	2021	4/1/2033
Farmington PCBs, 2010 Series B	$37,000	3.875%	2024	6/1/2040	Jun 1 2029
Maricopa PCBs, 2003 Series A	$36,000	3.875%	2024	1/1/2038	Jun 1 2029
Farmington PCBs, 2010 Series D	$130,000	3.900%	2023	6/1/2040	Jun 1 2028
Farmington PCBs, 2010 Series A	$40,045	0.875%	2021	6/1/2040	Oct 1 2026
Maricopa PCBs, 2010 Series A	$39,300	0.875%	2021	6/1/2043	Oct 1 2026
Maricopa PCBs, 2010 Series B	$21,000	0.875%	2021	6/1/2043	Oct 1 2026
Farmington PCBs, 2010 Series C	$65,000	3.875%	2024	6/1/2040	Jun 1 2029
Farmington PCBs, 2010 Series E	$60,000	3.875%	2024	6/1/2040	Jun 1 2029
PNM SUNs, 2018 Series C	$88,000	3.680%	2018	5/15/2028
PNM SUNs, 2018 Series D	$15,000	3.780%	2018	8/1/2028
PNM SUNs, 2018 Series E	$38,000	3.930%	2018	5/15/2033
PNM SUNs, 2018 Series F	$45,000	4.220%	2018	5/15/2038
PNM SUNs, 2018 Series G	$20,000	4.500%	2018	5/15/2048
PNM SUNs, 2018 Series H	$85,000	4.600%	2018	8/1/2048
PNM SUNs, 2020 Series A	$150,000	3.210%	2020	4/30/2030
PNM SUNs, 2020 Series B	$50,000	3.570%	2020	4/29/2039
PNM SUNs, 2021 Series A	$80,000	2.590%	2021	7/15/2033
PNM SUNs, 2021 Series B	$80,000	3.140%	2021	7/15/2041
PNM SUNs, December 2021 Series A	$50,000	2.290%	2021	12/30/2031
PNM SUNs, December 2021 Series B	$100,000	2.970%	2021	12/30/2041
PNM SUNs, 2023 Series A	$150,000	5.510%	2023	4/28/2035
PNM SUNs, 2023 Series B	$50,000	5.920%	2023	4/28/2053
PNM SUNs, 2025 Series A	$125,000	5.750%	2025	6/1/2032
PNM SUNs, 2025 Series B	$175,00	6.130%	2025	6/1/2037
PNM SUNs, 2025 Series C	$200,000	5.470%	2025	7/31/2031
PNM SUNs, 2025 Series D	$150,000	6.03%	2025	7/31/2036
TOTAL	$2,225,345

2 Debt excludes Senior Secured Energy Transition Bonds issued by PNM Energy Transition Bond Company I, LLC.
SCHEDULE 5.15
(to Note Purchase Agreement)

Public Service Company of New Mexico Bank Credit Facilities: Variable Rate Revolvers and Term Loans*

Credit Facility	Effective Date	Expiration Date	Drawn Credit Facility Pricing	Principal Outstanding 6/30/26; (in $000)	Borrowing Rate as of 6/30/26
PNM $400M Revolver	10/31/2011	3/29/2030 (extension option to 3/30/2031)[1]	SOFR + 125 bps	$175,000	4.90%
PNM $40M Revolver	12/12/2017	5/31/2030	SOFR+CSA+125 bps	$40,000	5.00%
PNM $120M Term Loan	11/10/2025	5/10/2027	SOFR + CSA+80 bps	$120,000	4.53%
PNM $100M Inter-company Loan Agreement with TXNM	12/17/2010	9/30/26 (renewed annually)	Function of TXNM’s Revolver borrowing rate, at the time of borrowing	$0	0.00%
PNM 195M Term Loan*	7/21/2026	1/21/2028	SOFR + 90	$195,000	4.65%

[1] Effective March 30, 2029, the PNM Revolving Credit Facility capacity will adjust to $354.1 million.
On May 18, 2025, Parent entered into that certain Agreement and Plan of Merger, dated as of May 18, 2025 (together with the exhibits and disclosure schedules thereto, the “Merger Agreement”), among Troy ParentCo LLC (“Troy Parent”), Troy Merger Sub Inc. (“Merger Sub”) and Parent, pursuant to which Merger Sub will be merged with and into Parent, Parent will be the surviving entity in the merger and Parent will become a subsidiary of Troy Parent (the “Merger”). On July 17, 2026, Parent, Troy Parent and Merger Sub entered into a waiver of certain provisions of the Merger Agreement and a letter agreement addressing certain consents, waivers, and undertakings in connection with the ongoing regulatory approval process for the Merger. The Merger Agreement imposes restrictions on the incurrence of Indebtedness by the Company.
On May 1, 2026, PNM established a commercial paper program under which PNM may issue unsecured commercial paper notes up to a maximum aggregate amount of $400 million. The commercial paper program intends to replace existing revolving credit facility PNM $400M Revolver of the same size already in place for short-term borrowing needs, and which in turn will be used as backstop facility. As of June 30, 2026, PNM had no commercial paper notes outstanding under the current program.
*On July 21, 2026, the Term Loan Agreement dated as of January 21, 2025 among the Company, the lender parties therein and Canadian Imperial Bank of Commerce, New York Branch, as administrative agent (the “Administrative Agent”), expired. On July 21, 2026, the Company entered into a $195.0 million term loan agreement (the “Term Loan”), among the Company, the lenders party thereto and the “Administrative Agent. The Term Loan is effective as of July 21, 2026, and must be repaid on or before January 21, 2028.

5.15-2

Schedule 14.3 to the Note Purchase Agreement
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
Reference is hereby made to that certain Note Purchase Agreement dated as of August 19, 2026 (the “Note Purchase Agreement”), among Public Service Company of New Mexico, a New Mexico corporation (the “Company”), and the purchaser party thereto. Certain capitalized and other terms used in this Certificate are as defined in the Note Purchase Agreement.
The undersigned hereby certifies that:
(i)    it is the sole record and beneficial owner of the Note(s) in respect of which it is providing this certificate;
(ii)    it is not a bank within the meaning of Section 881(c)(3)(A) of the Code;
(iii)    it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code; and
(iv)    it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Company with a certificate of its non-U.S. Person status on IRS W-8BEN-E.
The undersigned understands that this certification may be disclosed to the Internal Revenue Service by the Company and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Purchaser.

[Purchaser Name]
By:
Name:
Title:
Date: _____________

SCHEDULE 14.3
(to Note Purchase Agreement)

PUBLIC SERVICE COMPANY OF MEXICO

INFORMATION RELATING TO PURCHASERS

NAME AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

PURCHASER SCHEDULE
(to Note Purchase Agreement)